UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2005

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2005, The AES Corporation issued a press release announcing that it had amended its Senior Credit Facility.  The amendment, among other things, reduced the interest rate on both the term and revolving credit facilities, extended the maturity date of the revolving credit facility to June 23, 2010 and amended some of the covenants to provide the Company with greater flexibility.  For a complete list of the parties to the agreement and a full description of the amended terms see the attached Exhibit 99.2, to this Form 8-K.  A copy of the press release announcing the amendment is also attached as Exhibits 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Deputy General Counsel

Date: June 28, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 28, 2005 announcing the amendment to The AES Corporation’s Senior Credit Facility.

99.2

Amendment No. 2 to Third Amended and Restated Credit and Reimbursement Agreement among The AES Corporation, the Subsidiary Guarantors, the Bank Parties thereto, Citicorp Global Markets Inc., as administrative agent, and Citibank, N.A., as Collateral Agent, for the Bank Parties.